Exhibit 3.119

ARTICLES OF ORGANIZATION

OF

SMBIMS G, LLC

The undersigned, acting as Organizer of a limited liability company under the Tennessee Revised Limited Liability Company Act, as amended, Tennessee Code Annotated Sections 48-249-101, et seq. (the “Act”), hereby adopts the following Articles of Organization (“the Articles”) for such limited liability company:

1.             Name. The name of the limited liability company (the “Company”) is:

SMBIMS G, LLC

2.             Registered Agent.

(a)          The complete address of the Company’s initial registered office in Tennessee is:

40 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
Davidson County

(b)         The name of the initial registered agent, to be located at the address listed in 2(a) is:

Clifford G. Alderz

3.                                       Principal Executive Office. The complete address of the Company’s principal executive office is:

40 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
Davidson County

4.             Form of Management. The Company shall be member-managed. The business of the Company shall be conducted under the management of its members. The members, by majority vote, may cause the Company to become a manager-managed or director-managed limited liability company and direct the secretary to file an amendment to the Articles so signifying.

IN WITNESS WHEREOF, the undersigned person, acting as organizer being duly authorized, executes the foregoing Articles for the purpose of filing and forming a limited liability company in accordance with the Act.

Dated:	March 20, 2006
/s/ Alice P. Heywood
Alice P. Heywood, Esq.
Organizer

ARTICLES OF AMENDMENT TO THE LIMITED LIABILITY COMPANY

LIMITED LIABILITY COMPANY CONTROL NUMBER (IF KNOWN)			0516205

PURSUANT TO THE PROVISIONS OF §48-209-104 OF THE TENNESSEE LIMITED LIABILITY COMPANY ACT, THE UNDERSIGNED ADOPTS FOLLOWING ARTICLES OF AMENDMENT TO ITS LIMITED LIABILITY COMPANY:

PLEASE MARK THE BLOCK THAT APPLIES:

☒ AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE.
☐ AMENDMENT IS TO BE EFFECTIVE		,		(DATE)	(TIME).

(NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED.) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING.

1. PLEASE INSERT THE NAME OF THE LIMITED LIABILITY COMPANY AS IT APPEARS ON RECORD: SMBIMS G, LLC
IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW: SMBIMS Greenville, LLC

2. PLEASE INSERT ANY CHANGES THAT APPLY:

A. PRINCIPAL ADDRESS:
STREET ADDRESS

CITY		STATE/COUNTY		ZIP CODE

B. REGISTERED AGENT:

C. REGISTERED ADDRESS:
STREET

CITY	STATE	ZIP CODE			COUNTY

D. OTHER CHANGES:

3. PLEASE COMPLETE THE FOLLOWING SENTENCE BY FILLING IN THE DATE AND BY CHECKING ONE OF THE TWO BOXES:
THE AMENDMENT WAS DULY ADOPTED ON		March	30,	2006	BY THE
		MONTH	DAY	YEAR

☐ BOARD OF GOVERNORS WITHOUT MEMBER APPROVAL AS SUCH WAS NOT REQUIRED
☒ MEMBERS

Senior Vice President	/s/ William V. B. Webb
SIGNER’S CAPACITY	SIGNATURE

William V. B. Webb
NAME OF SIGNER (TYPED OR PRINTED)

SS-4247 (REV. 5/01)	Filing Fee: $20.00	RDA 2458